Exhibit 10.6

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”) made as of the     day of September, 2002 between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES and ELAS SECURITIES ACQUISITION CORP., each having an office at 1290 Avenue of the Americas, New York, New York 10104 (collectively, “Landlord”), as landlord, and KEEFE, BRUYETTE & WOODS, INC., having an office at 787 Seventh Avenue, New York, New York 10019 (collectively, “Tenant”), as tenant.

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement of Lease, dated as of November 12, 2001 (the “Lease”), Landlord leased to Tenant, and Tenant hired from Landlord, certain premises consisting of the entire fourth (4th) floor (as more particularly described in the Lease) in the building known as 787 Seventh Avenue, New York, New York (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend certain terms of the Lease and to add certain provisions thereto to provide for (i) the leasing by Tenant of certain space on the sixth (6th) floor of the Building, (ii) certain agreements between Landlord and Tenant relating to such space, and (iii) certain other matters, all as hereinafter provided.

NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Amendments to Definitions.

(a)                                  Unless otherwise stated herein, all capitalized terms used in this Amendment shall have the meanings specified in the Lease.

(b)                                 The defined terms hereinafter set forth are restated as follows:

“Premises” shall mean, subject to the provisions of Section 4.3 hereof, all of the rentable area of the fourth (4th) floor of the Building as indicated by hatching on Exhibit “A” attached hereto and made a part hereof, and shall also include (i) the Expansion One Space as of the Expansion One Commencement Date and (ii) the Expansion Two Space as of the Expansion Two Commencement Date. Such fourth (4th) floor is hereinafter sometimes referred to as the “Initial Premises”.

“Tenant’s Share” shall mean three and two hundred seventeen one-thousandths percent (3.217%), as the same may be increased or decreased pursuant to the terms hereof. Landlord and Tenant hereby expressly acknowledge and agree that the percentage set forth in this Lease as the Tenant’s Share for the Premises is the percentage as agreed to by Landlord and Tenant and shall not, except as otherwise herein provided, be subject to change for any reason, including, without limitation, a redetermination of the measurement of the rentable area of the Building or the Premises, except that such percentages will be subject to change by reason of any alteration or improvement being performed to the Building which increases or decreases the rentable area of the Building.

(c)                                  The defined terms hereinafter set forth are hereby inserted in the “DEFINITIONS” section of the Lease in the appropriate alphabetical location:

“Anticipated Delivery Date One” shall have the meaning set forth in Section 22.2 hereof.

“Anticipated Delivery Date Two” shall have the meaning set forth in Section 22.2 hereof.

“Anticipated Delivery Notice” shall have the meaning set forth in Section 1.2(d) hereof.

“Completion Notice” shall have the meaning set forth in Section 1.2(c) hereof.

“Completion Date” shall have the meaning set forth in Section 1.2(c) hereof.

“Credit Period” shall have the meaning set forth in Section 22 hereof.

“Demising Wall” shall have the meaning set forth in item 1 of Schedule I hereto.

“Electricity Set-Off Amount” shall have the meaning set forth in Section 13(A) hereof.

“Expansion One Commencement Date” shall mean the date on which Landlord shall deliver possession of the Expansion One Space and the Expansion One Included Personal Property to Tenant in accordance with the terms and conditions of Section 1.1 hereof.

“Expansion One Equipment Closet” shall have the meaning set forth in Article 14 hereof.

“Expansion One Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Expansion One Space” shall mean, subject to the provisions of Section 4.3 hereof, a portion of the rentable area of the western side of the sixth (6th) floor of the Building as indicated by hatching on Exhibit “G” attached hereto and made a part hereof.

“Expansion One Space First Rental Period” shall mean the period commencing on the Expansion One Commencement Date and ending on the five-year anniversary of the Expansion One Commencement Date.

“Expansion One Space Second Rental Period” shall mean the five-year period commencing on the day immediately succeeding the expiration of the Expansion One Space First Rental Period and ending on the five-year anniversary of the expiration date of the Expansion One Space First Rental Period.

“Expansion One Space Third Rental Period” shall mean the period commencing on the day immediately succeeding the expiration of the Expansion One Space Second Rental Period and ending on the Fixed Expiration Date.

“Expansion Two Commencement Date” shall mean the date on which Landlord shall deliver possession of the Expansion Two Space and the Expansion Two Included Personal Property to Tenant in accordance with the terms and conditions of Section 1.1 hereof.

“Expansion Two Daily Rent” shall have the meaning set forth in Section 1.2 hereof.

“Expansion Two Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Expansion Two Space” shall mean, subject to the provisions of Section 4.3 hereof, a portion of the rentable area of the eastern side of the sixth (6th) floor of the Building as indicated by hatching on Exhibit “L” attached hereto and made a part hereof.

“Expansion Two Space First Rental Period” shall mean the period commencing on the Expansion Two Commencement Date and ending on the five-year anniversary of the Expansion Two Commencement Date.

“Expansion Two Space Second Rental Period” shall mean the five-year period commencing on the day immediately succeeding the expiration of the Expansion Two Space First Rental Period and ending on the five-year anniversary of the expiration date of the Expansion Two Space First Rental Period.

“Expansion Two Space Third Rental Period” shall mean the period commencing on the day immediately succeeding the expiration of the Expansion Two Space Second Rental Period and ending on the Fixed Expiration Date.

“First Expansion Holdover Period” shall have the meaning set forth in Section 20.2 hereof.

“Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Initial Included Personal Property” shall have the meaning set forth in Section 1.1 hereof.

“Initial Premises” shall have the meaning set forth in the definition of “Premises” below.

“Landlord’s Expansion One Work” shall have the meaning set forth in Section 1.1 hereof.

“Landlord’s Expansion Two Work” shall have the meaning set forth in Section 1.1 hereof.

“License Agreement” shall have the meaning set forth in Section 14 hereof.

“Licensee” shall have the meaning set forth in Section 14 hereof.

“Licensee’s Equipment” shall have the meaning set forth in Section 14 hereof.

“Outside Completion Date” shall have the meaning set forth in Section 1.1 hereof.

“Overtime Fees” shall have the meaning set forth in Section 1.1 hereof.

“Setback Access Windows” shall have the meaning set forth in Article 14.4 hereof.

2.                                      Amendments to Article 1.

Section 1.1 of the Lease is hereby amended as follows:

The third through eighth sentences thereof are hereby deleted in their entirety and the following sentences are hereby inserted in substitution therefor:  “Tenant hereby agrees to accept (i) possession of the Initial Premises in its “as is” condition on the Commencement Date, (ii) possession of the Expansion One Space in its “as is” condition on the Expansion One Commencement Date, and (iii) possession of the Expansion Two Space in its “as is” condition as of the date of this Amendment on the Expansion Two Commencement Date, in each case vacant of personal property (except for (x) those items of personal property set forth on Exhibit “E” attached hereto and made a part hereof (the “Initial Included Personal Property”)) in the case of the Initial Premises, (y) those items of personal property set forth on Exhibit “H” attached hereto and made a part hereof (the “Expansion One Included Personal Property”) in the case of the Expansion One Space) and (z) those items of personal property set forth on Exhibit “M” attached hereto and made a part hereof (the “Expansion Two Included Personal Property”, and, together with the Initial Included Personal Property and the Expansion One Included Personal Property, the “Included Personal Property”) in the case of the Expansion Two Space, in each case unoccupied and free of any leases or tenancies, and in broom clean condition; provided, however, that (i) prior to the Commencement Date Landlord shall install a fire-rated partition in the previously-existing doorway accessing the internal stairs located between the fourth (4th) and fifth (5th) floors of the Building (the “Fourth Floor Internal Stairs”) at Landlord’s sole cost and expense in accordance with applicable Requirements (“Landlord’s Work”), (ii) not later than October 28, 2002 (the “Outside Completion Date”), Landlord shall complete the work described on Exhibit “I” attached hereto and made a part hereof at Landlord’s sole cost and expense in accordance with applicable Requirements (“Landlord’s Expansion One Work”), and (iii) not later than the Expansion Two Commencement Date, Landlord shall complete the work described on Exhibit “N” attached hereto and made a part hereof at Landlord’s sole cost and expense in accordance with applicable Requirements (“Landlord’s Expansion Two Work”). Landlord agrees that, subject to the completion of Landlord’s Expansion One Work and Landlord’s Expansion Two Work, the “as is” condition in which the Expansion One Space and the Expansion Two Space shall be delivered to Tenant shall be materially similar to the “as is” condition of such Expansion One Space and such Expansion Two Space as of the date of this Amendment. Landlord agrees that, notwithstanding the foregoing, on (i) the Commencement Date the Initial Premises shall be in compliance with all Requirements, (ii) the Completion Date, the Expansion One Space shall be in compliance with all Requirements, and (iii) the Expansion Two Commencement Date, the Expansion Two Space shall be in compliance with all Requirements, except to the extent in each case the non-compliance therewith (i) would not adversely affect Tenant’s ability to perform any Initial Alterations and (ii) would otherwise be cured by the performance of the Initial Alterations, including, without limitation, any Initial Alteration consisting of or including any demolition of any portion of the Premises. Tenant acknowledges that Landlord will be performing Landlord’s Expansion One Work and Landlord’s Expansion Two Work after the Expansion One Commencement Date, and Tenant agrees that the performance of Landlord’s Expansion One Work shall not affect the occurrence of the Expansion One Commencement Date or be deemed an eviction, constructive or otherwise, or otherwise affect the validity of this Lease or the obligations of Tenant hereunder. After the Expansion One Commencement Date, Landlord and Tenant shall each reasonably cooperate with the other to minimize interference with Landlord’s performance of Landlord’s Expansion One Work, Landlord’s Expansion Two Work and Tenant’s performance of the Initial Alterations, as the case may be, taking into account good construction scheduling practices and the nature of Landlord’s Expansion One Work, Landlord’s Expansion Two Work and the Initial Alterations in the scheme of the overall construction of the Expansion One Space and the Expansion Two Space. If at any time Tenant shall determine in its reasonable discretion that Landlord’s performance of Landlord’s Expansion One Work or Landlord’s Expansion Two Work is materially interfering with Tenant’s use and occupancy of the Premises, Expansion One Space or the Expansion Two Space in accordance with the terms and conditions of this Lease, Tenant shall so notify Landlord in writing (which notice shall include a reasonably detailed description of the nature and extent of such interference and the aspect of Landlord’s performance of Landlord’s Expansion One Work or Landlord’s Expansion Two Work causing such interference) and Landlord, within such time as is reasonably practicable under the circumstances, shall thereafter employ contractors or labor at so-called overtime or other premium pay rates to perform the aspects of Landlord’s Expansion One Work or Landlord’s Expansion Two Work which shall have been causing such interference and incur any other overtime costs or expenses in performing such aspects of Landlord’s Expansion One Work as shall be necessary to reduce such interference to the extent reasonably practicable under the circumstances, provided that with respect to Landlord’s Expansion One Work only, Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between (i) the actual amounts incurred by Landlord for the overtime or other premium pay rates, including all fringe benefits and other elements of such pay rates (collectively, the “Overtime Fees”), and (ii) the regular pay rates for such labor, including all fringe benefits and other elements of such pay rates. Any Overtime Fees incurred by Landlord in connection with the Expansion Two Work shall be at Landlord’s sole cost and expense. Landlord shall not permit possession or occupancy of the Expansion Two Space by any third party (other than Landlord’s agents, contractors and subcontractors solely in connection with the performance of Landlord’s Expansion One Work) prior to the completion of the Demising Wall. If at any time Landlord shall be ready willing and able to commence or proceed with the performance of any aspect of Landlord’s Expansion One Work and as a result of any unreasonable act, omission or negligence of Tenant or Tenant’s contractors, licensees, agents, servants, employees, invitees or visitors Landlord shall be delayed in the performance of such aspect of Landlord’s Expansion One Work and Landlord provides notice to Tenant as set forth in the following sentence, the Outside Completion Date shall be extended by one day for each day of such delay. If Landlord shall claim a delay, Landlord shall notify Tenant of the delay within three (3) Business Days of the occurrence thereof, such notice to include a description of the aspect of Landlord’s Expansion One Work subject to such delay.

Tenant will accept (i) the Initial Included Personal Property as of the Commencement Date, (ii) the Expansion One Included Personal Property as of the Expansion One Commencement Date, and (iii) the Expansion Two Included Personal Property as of the Expansion Two Commencement Date, in each case in their “as-is” and “where-is” condition, and acknowledges that Landlord has not made any representations or warranties as to the condition or fitness of the

Included Personal Property for use. The Included Personal Property, the Expansion One Included Personal Property and the Expansion Two Included Personal Property, as applicable, shall be leased to Tenant in accordance with all of the terms and conditions of this Lease throughout the Term but shall remain the property of Landlord for all purposes and shall be returned to Landlord on the Expiration Date in its “as-is” condition as of the Expiration Date, subject, nevertheless, to the performance by Tenant of its obligations pursuant to the provisions of this Lease. Notwithstanding the foregoing, Tenant shall have the right from time to time during the Term to deliver notice to Landlord indicating that Tenant no longer desires to lease any item of the Included Personal Property, the Expansion One Included Personal Property or the Expansion Two Included Personal Property, as applicable, and within five (5) Business Days of receipt of such notice, Landlord shall in its sole discretion elect to (x) accept the return of such Included Personal Property, Expansion One Included Personal Property, or Expansion Two Included Personal Property, as applicable, in its “as-is” condition or (y) decline the return of such Included Personal Property, Expansion One Included Personal Property, or Expansion Two Included Personal Property, as applicable, in which event Tenant may in its discretion and at its sole cost and expense dispose of such Included Personal Property, Expansion One Included Personal Property, or Expansion Two Included Personal Property, as applicable, without liability or cost to Landlord. If Landlord shall fail to deliver the notice of its election of either item (x) or (y) in accordance with the foregoing sentence, Landlord shall be deemed to have elected to decline the return of such Included Personal Property, Expansion One Included Personal Property, or Expansion Two Included Personal Property, as applicable, pursuant to such item (y).”

The existing Section 1.2(a) is hereby deleted in its entirety and the following Section 1.2(a) is hereby inserted therefor:

Section 1.2                                      (a)  Promptly after the occurrence of (i) the Commencement Date with respect to the Initial Premises, (ii) the Expansion One Commencement Date with respect to Expansion One Space and (iii) the Expansion Two Commencement Date with respect to the Expansion Two Space, Landlord and Tenant shall execute and deliver to each other an agreement in the form attached hereto as Exhibit “D” and in mutually reasonably satisfactory substance (each, a “Premises Delivery Notice”) memorializing (i) the Commencement Date and the Rent Commencement Date, (ii) the Expansion One Commencement Date or (iii) the Expansion Two Commencement Date, as applicable; provided, however, that the failure to deliver a Premises Delivery Notice shall not affect the occurrence of the Commencement Date, the Rent Commencement Date, the Expansion One Commencement Date, the Expansion Two Commencement Date, the Fixed Expiration Date or the rights and obligations of the parties under this Lease.

New Sections 1.2(c), 1.2(d), 1.2(e) and 1.2(f) are hereby inserted after the existing Section 1.2(b) as follows:

Section 1.2(c).                     Promptly after the substantial completion of Landlord’s Expansion One Work, Landlord shall deliver to Tenant a notice in the form attached hereto as Exhibit “D” (the “Completion Notice”) memorializing the date on which Landlord’s Expansion One Work shall have been substantially completed (such date, the “Completion Date”); provided, however, that the failure to deliver a Completion Notice shall not affect the occurrence of the Completion Date, the Commencement Date, the Rent Commencement Date, the Expansion One Commencement Date, the Fixed Expiration Date or the rights and obligations of the parties under this Lease.

Section 1.2(d).                    Prior to the delivery of the Expansion Two Space, Landlord shall deliver to Tenant a notice (an “Anticipated Delivery Notice”) indicating the date on which Landlord anticipates delivering the Expansion Two Space to Tenant in accordance with Section 1.1 hereof, which anticipated delivery date shall not be less than forty-five (45) days after the date of delivery of such Anticipated Delivery Notice. Upon the delivery of such Anticipated Delivery Notice, Landlord shall have the right to deliver the Expansion Two Space to Tenant at any time on or after the anticipated delivery date indicated therein. From and after the date of this Amendment, Landlord shall keep Tenant reasonably informed as to such anticipated delivery date (which information may be oral). Tenant may from time to time (but not more frequently than one (1) time every three (3) weeks during the Term) deliver notice to Landlord requesting the status of the anticipated delivery date, and Landlord shall respond to such notice within five (5) Business Days of receipt thereof.

Section 1.2(e).                     If the Expansion One Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Expansion One Commencement Date Tenant shall pay to Landlord an amount equal to the product of One Thousand Six Hundred Ten and 10/100 Dollars ($1,610.10) multiplied by the number of calendar days in the period from the Expansion One Commencement Date to the last day of the month in which the Expansion One Commencement Date shall occur, both dates inclusive.

Section 1.2(f).                       If the Expansion Two Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Expansion Two Commencement Date Tenant shall pay to Landlord an amount equal to the product of One Thousand Four Hundred Eight and 56/100 Dollars ($1,408.56) (the “Expansion Two Daily Rent”) multiplied by the number of calendar days in the period from the Expansion Two Commencement Date to the last day of the month in which the Expansion Two Commencement Date shall occur, both dates inclusive.

3.                                      Amendments to Article 13.

Section 13.2(A) is hereby amended by adding the following proviso at the end of the last sentence: “; provided however, that for the period beginning on the Expansion One Commencement Date and ending on the Expansion Two Commencement Date, the Electricity Additional Rent shall be reduced by Twenty Thousand Five Hundred Sixty-Five and 00/100 Dollars ($20,565.00) ($2.50 multiplied by the Space Factor attributable to the Expansion Two Space) per annum ($56.34 per day) (the “Electricity Set-Off Amount”). If Tenant shall reasonably believe that the charges with respect to electricity consumed by any third party occupying the Expansion Two Space exceeds the Electricity Set-Off Amount by more than a de minimis amount, Tenant may from time to time (but not more than two (2) times during the Term) deliver notice to Landlord requesting that Landlord determine the actual consumption of electricity by such third party, and upon receipt of such notice Landlord shall determine the amounts attributable to such third party’s usage as determined by an electric survey conducted by a third-party consultant selected by Landlord in its reasonable discretion provided that such third-party consultant shall charge no more than market competitive rates (with the cost of such electric survey to be shared equally by Landlord and Tenant), provided that Landlord’s obligations under this Section shall be limited to the enforcement of its rights to conduct such a survey pursuant to the License Agreement (as defined below). If such survey shall determine that the charges attributable to a third party’s usage with respect to the Expansion Two Space exceed the Electricity Set-Off Amount, the Electricity Set-Off Amount shall be increased by the dollar amount of such excess. Tenant shall be entitled to credit the increased Electricity Set-Off Amount against the next payment of Electricity Additional Rent due after the date of such survey, and Tenant shall also be entitled to a credit for the difference between the increased Electricity Set-Off Amount and the original Electricity Set-Off Amount to compensate Tenant for the overage of Electricity Additional Rent which Tenant paid prior to such survey.

4.                                      Amendments to Article 14.

A new Section 14.4 is hereby inserted after the existing Section 14.3 as follows:

Section 14.4.                             (A) Notwithstanding anything herein contained to the contrary (including Article 5 of the Lease), Landlord shall have access to the windows in the Premises as indicated on Exhibit “J” attached hereto and made a part hereof (collectively, the “Setback Access Windows”) in connection with the cleaning of the Building’s windows, maintenance and other reasonable Building requirements on such days and at such times as scheduled by the Building manager or cleaning personnel (which said schedule Landlord shall promptly deliver to Tenant) and otherwise upon reasonable prior notice to Tenant (except that no such notice shall be required in the case of an emergency).

(B) Landlord and Tenant acknowledge and agree that Landlord intends to enter into a license agreement (the “License Agreement”) with Combined Specialty Insurance Company or an entity which is an Affiliate of Combined Specialty Insurance Company as of the date of this Amendment (the “Licensee”, provided that for purposes of this sentence all references to “Landlord” in the definition of “Affiliate” shall be deemed references to Combined Specialty Insurance Company), with whom Landlord is conducting negotiations regarding the Expansion Two Space as of the date of this Amendment. Tenant acknowledges that, pursuant to the License Agreement, Landlord may grant to Licensee the right upon at least one (1) Business Day prior written notice to Tenant to access the electrical closets located in the Expansion One Space as indicated by hatching on Exhibit “O” hereto (the “Expansion One Equipment Closet”) solely for the purpose of installing, utilizing, repairing, maintaining, or replacing the equipment more particularly described on Exhibit “P” hereto (“Licensee’s Equipment”) and to be located in the Expansion One Equipment Closet, which work shall be performed in a professional and diligent manner. Tenant agrees to make available to Licensee such access to the Expansion One Equipment Closet on at least one (1) Business Day prior written notice to Tenant during Tenant’s normal business hours (which are from 8:00 a.m. to 5:00 p.m.) on Business Days (or to Landlord at other times in the event of an emergency) for the period from the Expansion One Commencement Date through and including the Expansion Two Commencement Date. Upon delivery of such notice to Tenant, Landlord, Landlord’s agents, contractors and employees, Licensee, and Licensee’s agents, subject to compliance with Tenant’s security requirements (which security requirements shall not preclude entry into the Premises and the Expansion One Equipment Closet by Licensee in accordance with the terms of this Section 14.4(B)), shall have the right to enter the Premises solely to access the Expansion One Equipment Closet as aforesaid.

At Tenant’s discretion, an agent or representative of Tenant may be present during Licensee’s access to the Expansion One Equipment Closet.

5.                                      Amendments to Article 20.

The subsection heading “Section 20.1” is hereby inserted prior to the text of the existing Article 20.

A new Section 20.2 is hereby inserted after such Section 20.1 as follows:

Section 20.2.                             Upon a termination of this Lease by Tenant with respect to the Expansion One Space in accordance with Section 22.2 hereof, Tenant shall quit and surrender to Landlord the Expansion One Space on the applicable Expansion Termination Date, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Section 20.2. Tenant acknowledges that possession of the Expansion One Space must be surrendered to Landlord on the applicable Expansion Termination Date. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Expansion One Space as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Escalation Rent theretofore payable hereunder in connection with the Expansion One Space, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Expansion One Space is not surrendered to Landlord on or before the Expansion Termination Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord’s right to demonstrate and collect any damages suffered by Landlord and arising from Tenant’s failure to surrender the Expansion One Space as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Expansion One Space for each month and for each portion of any month during which Tenant holds over in the Expansion One Space after the Expansion Termination Date, a sum equal to (a) one and one-half (1½) times the aggregate of that portion of the Fixed Rent and Escalation Rent which were payable under this Lease in connection with the Expansion One Space as set forth in Section 39.2(A) and (C) of this Lease during the month preceding the Expansion Termination Date for each month of such holdover during the period commencing on the Expiration Termination Date and ending sixty (60) days after the Expiration Termination Date (the “First Expansion Holdover Period”) and (b) two (2) times the aggregate of that portion of the Fixed Rent and Escalation Rent which were payable under this Lease in connection with the Expansion One Space as set forth in Section 39.2(A) and (C) of this Lease during the month preceding the Expansion Termination Date for each month of such holdover during the period commencing on the day next succeeding the end of the First Expansion Holdover Period and ending on the day on which Tenant shall surrender the Expansion One Space in accordance with the terms and conditions of this Lease. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Expansion One Space without written consent after the Expansion Termination Date or to limit in any manner Landlord’s right to regain possession of the Expansion One Space through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expansion Termination Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 20.2. The provisions of this Section 20.2 shall survive the Expiration Date.

6.                                      Amendments to Article 22.

The existing Section 22.2 is hereby deleted in its entirety and the following Section 22.2 is hereby inserted therefor:

Section 22.2.                             (A) Landlord anticipates that (i) the Expansion One Commencement Date shall occur not later than September 5, 2002 (the “Anticipated Delivery Date One”), (ii) the Completion Date shall occur on or prior to the Outside Completion Date and (iii) the Expansion Two Commencement Date shall occur (1) not earlier than January 1, 2003 and (2) not later than April 30, 2003 (the “Anticipated Delivery Two Period”). Failure to give possession of the Expansion One Space on the Anticipated Delivery Date One or to complete Landlord’s Expansion One Work prior to the Outside Completion Date or to give possession of the Expansion Two Space during the Anticipated Delivery Two Period shall not in any way affect the validity of this Lease or extend the term or affect the Fixed Expiration Date or give rise to any claim for damage by Tenant (except to the extent that such damages arise out of Landlord’s breach of its obligation not to permit possession or occupancy of the Expansion Two Space by any third party (other than Landlord’s agents, contractors and subcontractors solely in connection with the performance of Landlord’s Expansion One Work) prior to completion of the Demising Wall as set forth in Section 1.1) or claim for rescission of this Lease, nor shall the same be construed in any way to extend the Term; provided, however, that (i) if the Completion Date shall not have occurred on or prior to the Outside Completion Date, Tenant may elect to terminate this Lease with respect to the Expansion One Space only by notice to Landlord given on or prior to November 18, 2002 and (ii) if the Expansion Two Commencement Date shall not have occurred on or prior to March 1, 2003 and such failure to deliver is not attributable to the unreasonable acts or omissions of Tenant or any Unavoidable Delay, for the period from March 1, 2003 through and including the date that (x) is one (1) day prior to the Expansion Two Commencement Date or (y) the Expansion Termination Date if Tenant shall terminate this Lease with respect to the Expansion Two Space (the “Credit Period”), Tenant shall receive as a credit against the Fixed Rent due and payable under this Lease a sum equal to the Expansion Two Daily Rent multiplied by the number of calendar days in the Credit Period, and (iii) if the Expansion Two Commencement Date shall not have occurred on or prior to May 1, 2003, in addition to any credits accruing as set forth in the preceding item (i), Tenant may elect to terminate this Lease with respect to (1) the Expansion Two Space only or (2) the Expansion One Space and the Expansion Two Space by notice to Landlord given on or prior to July 22, 2003 (but in no event shall Tenant have the right to terminate this Lease pursuant to this sentence with respect to the Expansion One Space unless Tenant shall also terminate this Lease with respect to the Expansion Two Space).

(B) If Tenant shall terminate this Lease in a timely fashion as set forth in Section 22.2(A) above with respect to the Expansion One Space and/or the Expansion Two Space, then, as of the date that is ten (10) days after Landlord’s receipt of such notice (each, an “Expansion Termination Date”) (a) this Lease shall terminate with respect to the Expansion One Space and/or the Expansion Two Space only, as applicable, (b) neither Landlord nor Tenant shall have any further rights or obligations hereunder with respect to the Expansion One Space and/or the Expansion Two Space, as applicable, except those that expressly survive such termination, and (c) any and all credit against the Fixed Rent which shall have theretofore accrued in connection with the space thereby terminated shall be deemed null and void, and Tenant shall not be entitled to any such credit or any compensation in substitution therefore; provided however, that Landlord shall reimburse Tenant for any rent or other amounts paid by Tenant to Landlord applicable to the period subsequent to the effective date of such termination. In addition to the foregoing, in the event that Tenant shall exercise its right to terminate this Lease with respect to the Expansion One Space and/or the Expansion Two Space in accordance with Section 22.2(A) above, Landlord and Tenant agree to reasonably cooperate in order to demise the Expansion One Space from the Expansion Two Space and to separate the Building Systems serving the Expansion One Space and the Expansion Two Space on a timely basis at Landlord’s expense. In addition to the foregoing, (i) if Tenant shall terminate this Lease with respect to the Expansion One Space in accordance with Section 22.2(A) above, Tenant shall thereafter have no right to receive from Landlord and Landlord shall have no obligation to deliver to Tenant the Expansion Two Space, the Fixed Rent increases pursuant to Section 39.2(A) shall be of no further force or effect, and all rights and obligations hereunder with respect to the Expansion Two Space shall thereupon terminate and be of no further force or effect and (ii) if Tenant shall terminate this Lease with respect to the Expansion Two Space in accordance with Section 22.2(A) above, the Fixed Rent increases pursuant to Section 39.2(B) hereof shall be of no further force or effect.

7.                                      Amendments to Article 27.

Section 27.1(D) is hereby amended by adding the following sentence after the existing sentence: “The term “Base Taxes” with respect to (i) the Expansion One Space only shall mean the Taxes for the Tax Year commencing July 1, 2002 and ending June 30, 2003 and (ii) the Expansion Two Space only shall mean (1) one-half of the Taxes for the Tax Year commencing July 1, 2002 and ending June 30, 2003 plus (2) one-half of the Taxes for the Tax Year commencing July 1, 2003 and ending June 30, 2004.”

8.                                      Amendments to Article 28.

The first sentence of Section 28.8 is hereby amended by deleting the words “thirty-seven and one-half (37.5) and by inserting therefor the words “fifty-one and one-half (51.5)”.

9.                                      Amendments to Article 35.

A new Section 35.1(C) is hereby inserted after the existing Section 35.1(B) as follows:

In addition to the terms set forth in the foregoing Section 35.1(B), Landlord shall indemnify and save Tenant, its shareholders, directors, officers, Partners, employees and agents harmless from and against all claims against Tenant arising from any damage to the Premises, any personal property located therein (including, but not limited to, any equipment located in the Expansion One Equipment Closet), and any bodily injury to Tenant’s employees, agents, contractors, licensees, visitors or invitees resulting from the acts, omissions or negligence of Licensee or Landlord or their respective contractors, licensees, agents, servants, employees, invitees or visitors arising out of or in connection with Licensee’s or Landlord’s access to or use of the Premises, the Expansion One Equipment Closet or the location of Licensee’s Equipment therein. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant. The provisions of this Section 35.1(C) shall survive the expiration or earlier termination of the Lease.

10.                               Insertion of Article 39.

A new Article 39 is hereby added to the Lease as follows:

ARTICLE 39
EXPANSION SPACE

Section 39.1                                Provided in each case that (i) no Event of Default then exists and (ii) the Expiration Date has not occurred (1) Expansion One Space shall be added to and become a part of the Premises for all purposes under this Lease on the Expansion One Commencement Date as determined in accordance with Section 1.1 hereof, and the definition of “Premises” shall be modified thereupon to include such Expansion One Space, and (2) the Expansion Two Space shall be added to and become a part of the Premises for all purposes under this Lease on the Expansion Two Commencement Date as determined in accordance with Section 1.1 hereof, and the definition of “Premises” shall be modified thereupon to include such Expansion Two Space.

Section 39.2                                (A)  Effective as of the Expansion One Commencement Date, the Fixed Rent shall be increased by the amounts set forth below to reflect the addition of the Expansion One Space to the Premises:

1.                                       for the Expansion One Space First Rental Period, an amount equal to Five Hundred Eighty-Seven Thousand Six Hundred Eighty-Seven and 50/100 Dollars ($587,687.50); and

2.                                       for the Expansion One Space Second Rental Period, an amount equal to Six Hundred Thirty-Four Thousand Seven Hundred Two and 50/100 Dollars ($634,702.50); and

3.                                       for the Expansion One Space Third Rental Period, an amount equal to Six Hundred Eighty-One Thousand Seven Hundred Seventeen and 50/100 Dollars ($681,717.50).

(B)                                Effective as of the Expansion Two Commencement Date, the Fixed Rent shall be increased by the amounts set forth below to reflect the addition of the Expansion Two Space to the Premises:

1.                                       for the Expansion Two Space Second Rental Period, an amount equal to Five Hundred Fourteen Thousand One Hundred Twenty-Five and 00/100 Dollars ($514,125.00); and

2.                                       for the Expansion Two Space Second Rental Period, an amount equal to Five Hundred Fifty-Five Thousand Two Hundred Fifty-Five and 00/100 Dollars ($555,255.00); and

3.                                       for the Expansion Two Space Third Rental Period, an amount equal to Five Hundred Ninety-Six Thousand Three Hundred Eighty-Five and 00/100 Dollars ($596,385.00).

(C)                                Effective as of (i) the Expansion One Commencement Date (1) the “Tenant’s Share” shall be increased by 0.587% and (2) the “Space Factor” shall be increased by nine thousand four hundred three (9,403) and (ii) the Expansion Two Commencement Date (1) the “Tenant’s Share” shall be increased by 0.513% and (b) the “Space Factor” shall be increased by eight thousand two hundred twenty-six (8,226). The increases set forth in item (ii) in the preceding sentence shall be in addition to those increases set forth in item (i).

11.                               Amendments to Exhibits.

(a)                                  Exhibit “G” attached hereto is hereby attached to and made a part of the Lease following the existing Exhibit “F”.

(b)                                 Exhibit “H” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “G”.

(c)                                  Exhibit “I” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “H”.

(d)                                 Exhibit “J” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “I”.

(e)                                  Exhibit “K” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “J”.

(f)                                    Exhibit “L” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “K”.

(g)                                 Exhibit “M” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “L”.

(h)                                 Exhibit “N” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “M”.

(i)                                     Exhibit “O” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “N”.

(j)                                     Exhibit “P” attached hereto is hereby attached to and made a part of the Lease following such Exhibit “O”.

12.                               Brokerage.

Each party represents and warrants that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Insignia/ESG, Inc. (the “Broker”), and Tenant agrees to indemnify and hold Landlord harmless of and from any and all loss, costs, damage, liability or expense (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim of or liability to any broker, finder or like agent, other than Broker, who shall claim to have dealt with Tenant in connection with this Amendment. Landlord agrees to indemnify and hold Tenant harmless of and from any and all loss, costs, damage, liability or expense (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim of or liability to any broker, finder or like agent, including Broker, who shall claim to have dealt with Landlord in connection with this Amendment. Landlord shall pay Broker any commission, fee or compensation due in connection with this Lease pursuant to a separate written agreement. The provisions of this Article shall survive the expiration or earlier termination of the Lease or this Amendment.

13.                               Miscellaneous.

(a)                                  Terms Binding. The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of parties hereto and their respective permitted successors and assigns.

(b)                                 Full Force and Effect. As amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof.

(c)                                  Counterparts. This Amendment may be executed in counterparts, each of which when read together shall be deemed one and the same instrument.

(d)                                 Governing Law. This Amendment shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have respectively executed this Amendment as of the date first above written.

Landlord

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By:
Name:
Title:

ELAS SECURITIES ACQUISITION CORP.

By:
Name:
Title:

Tenant

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title: